Exhibit 10.1 Quota Share Reinsurance Contract with Swiss RE America Corporation effective May 15, 2003 covering policies within the Custom Harvest Program

INTERESTS AND LIABILITIES AGREEMENT

Between

PHILADELPHIA INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

PHILADELPHIA INDEMNITY INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

MOBILE USA INSURANCE COMPANY, INC.
Pinellas Park, Florida

LIBERTY AMERICAN INSURANCE COMPANY
Pinellas Park, Florida

And any additional established or acquired by the Company

(hereinafter collectively referred to as the “Company”)

and
SWISS RE AMERICA CORPORATION

(the “Subscribing Reinsurer”)

The Subcribing Reinsurer hereby accepts a 100% share in the interests and liabilities of the “Reinsurer” as set forth in the attached Contract captioned above.

This Agreement shall become effective at 12:01 a.m., Eastern Standard Time, May 15, 2003, and shall continue in force until terminated in accordance with the provisions of the attached Contract.

The Subscribing Reinsurer’s share in the attached Contract shall be separate and apart from the shares of the other reinsurers, and shall not be joint with the shares of the other reinsurers, it being understood that the Subscribing Reinsurer shall in no event participate in the interests and liabilities of the other reinsurers.

In Witness Whereof, the Subscribing Reinsurer by its duly authorized representative has executed this Agreement as of the date undermentioned at:

Calabasas, California, this 3rd day of October in the year 2003

Colleen Heagney, Senior Vice President SWISS REINSURANCE AMERICA CORPORATION By: Swiss Re Underwriters Agency Inc., Its authorized agent

QUOTA SHARE REINSURANCE CONTRACT

TABLE OF CONTENTS

		Page

Article
	Preamble	3
1	Business Covered	3
2	Term	4
3	Third Party Rights	4
4	Territory	4
5	Exclusions	5
6	Definitions	5
7	Retention and Limit	6
8	Extra Contractual Obligations and Excess of Original Policy Limits Liability	7
9	Loss Settlements	7
10	Premium	8
11	Reports and Remittances	8
12	Original Conditions	9
13	Currency	9
14	Taxes	10
15	Access to Records	10
16	Indemnification and Errors and Omissions	11
17	Insolvency	11
18	Service of Suit	12
19	Arbitration	13
20	Mode of Execution	14
	Company Signing Block	15
Attachments
	Nuclear Energy Liability Exclusion Endorsement	16

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Casualty Quota Share
Reinsurance Contract
Effective: May 15, 2003

issued to

PHILADELPHIA INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

PHILADELPHIA INDEMNITY INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

MOBILE USA INSURANCE COMPANY, INC.
Pinellas Park, Florida

LIBERTY AMERICAN INSURANCE COMPANY
Pinellas Park, Florida

And any additional established or acquired by the Company

(hereinafter collectively referred to as the “Company”)

and

SWISS RE AMERICA CORPORATION

(the “Subscribing Reinsurer”)

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QUOTA SHARE REINSURANCE CONTRACT

(the “Contract”)

issued to

PHILADELPHIA INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

PHILADELPHIA INDEMNITY INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

MOBILE USA INSURANCE COMPANY, INC.
Pinellas Park, Florida

LIBERTY AMERICAN INSURANCE COMPANY
Pinellas Park, Florida

And any additional established or acquired by the Company

(hereinafter collectively referred to as the “Company”)

(the “Company”)

Wherever the word “Company” is used in this Contract, such term shall be held to include any and/or all of the subsidiary companies which are or may hereafter come under the management of the Company, provided that notice be given to the management of the Reinsurers within 45 days of such acquisition, with full particulars as to how such acquisition is likely to affect this
Contract.

By

THE SUBSCRIBING REINSURER(S) IDENTIFIED
IN THE INTERESTS AND LIABILITIES AGREEMENT(S)
ATTACHED TO AND FORMING PART OF THIS CONTRACT

(the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies within the Custom Harvest Program, including business classified by the Company as Auto Liability, Automobile Physical Damage, Inland Marine, Comprehensive General Liability, Cargo and Associated Coverages as defined in the original policies, written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained.

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ARTICLE 2

TERM:

A.	Continuous contract in respect of new and renewal business written on or after 12:01 a.m., Eastern Standard Time, May 15, 2003. Either party may terminate this contract at 12:01 a.m., Standard Time, on any May 15, by giving 90 days prior written notice of cancellation to the other party by certified mail. Company option to run-off or cut-off Reinsurer’s liability. Run-off not to exceed 12 months plus odd time. Such run-off period including odd time shall not exceed 18 months in all. In the event that any policy is required by statute or departmental regulation or order to be continued in force, the Reinsurer will continue to remain liable with respect to each such policy until the Company may legally cancel, non-renew or otherwise eliminate liability under such policy or policies.

Notwithstanding the above, in the event of cancellation by the Reinsurer, any business quoted by the Company after the notice of cancellation and prior to the termination date and having an effective date within the ninety (90) days following the termination date may be bound subject to the review and approval of the Reinsurer.

B.	In the event the Company is unable or prevented from terminating any original Policy by reason of regulatory or other legal restrictions this Contract shall follow such continuing original Policies until the Company is able to effectively terminate such affected original Policies in accordance with regulatory requirements, with such time period not to exceed 24 months.

C.	The Company shall have the sole option of waiving the run-off provision with 60 days after the termination date. In such event the Reinsurer shall return to the Company the unearned premium reserve, less applicable ceding commission, calculated as of the date and time of cancellation, and shall not be liable as respects losses occurring or Claims Made subsequent to the date and time of cancellation.

ARTICLE 3

THIRD PARTY RIGHTS

Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE 4

TERRITORY

The territorial limits of the Contract shall be identical with those of the Company’s Policies.

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ARTICLE 5

EXCLUSIONS

A.	This Contract does not apply to and specifically excludes:

1.	Any loss or damage, which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law, or confiscated by order to any government or public authority.

2.	Insolvency Funds.

3.	Pollution, except as provided in the Business Automobile Coverage Part.

4.	Assumed reinsurance other than inter-company pooling arrangements and reinsurance of a fronting company used solely for the purpose of writing subject business.

5.	Any loss or liability occurring to the Company, directly or indirectly, whether as insurer or reinsurer, from membership in any Pool, Association or Syndicate.

6.	Nuclear exposures, as per the attached “Nuclear Energy Liability Exclusion Endorsement.”

7.	Asbestos Liability.

B.	It is also understood that, if the Company, without the knowledge and contrary to the instructions of its supervisory underwriting personnel, is bound on a Risk falling within one of the foregoing exclusions, such Risk is covered hereunder until said supervisory underwriting personnel receives knowledge thereof, and pending cancellation of such Risk by the Company, for a further period of thirty (30) days after receipt of such knowledge. If such Risk cannot be cancelled due to state regulation, it shall be covered hereunder to Policy expiration.

ARTICLE 6

DEFINITIONS

A.	The term “Risk” shall mean each original insured on each Policy for each type of coverage where the original Policy provides a separate limit. The Company shall be the sole judge as to what constitutes a risk.

B.	This Contract shall follow the definition of “Occurrence”, “Accident”, and “Incident“contained in the original Policy.

C.	The term “Original Gross Net Written Premium” as used in this Contract shall mean the Gross Written Premium of the Company for the business reinsured hereunder, as specified in the Retention and Limit Article, less returned premium for cancellations and reductions, and less premium for inuring reinsurance.

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D.	The term “Policies” as used herein means each of the Company’s binders, policies and contracts providing insurance on the lines of business covered hereunder.

E.	The term “Allocated Loss Adjustment Expense” as used in this Contract shall mean all expenses incurred by the Company in adjusting, settling and compromising individual claims, including costs of litigation, interest on judgments (if any), third party claims, administration costs, all subrogation, salvage, recovery expense and Declaratory Judgment action expenses. Declaratory Judgment action expenses shall be deemed to have been fully incurred on the same date as the underlying loss (if any) giving rise to the action and shall not exceed an amount equal to the agreement limit.

The term “Unallocated Loss Adjustment Expense” as used in this Contract shall mean the salaries of employees of the Reassured and normal office expenses.

ARTICLE 7

RETENTION AND LIMIT

A.	The Company shall cede, and the Reinsurer shall accept as reinsurance, a 100% Quota Share of all business reinsured hereunder of up to $1,000,000 for each and every policy, each and every risk for property business and each and every coverage part for liability business.

B.	The Company shall retain a 20% participation in the business covered hereunder net and unreinsured (not to include inter-group pooling or reinsurance arrangements).

C.	In the event the original Policy provides for expenses in addition to the Policy limit, the Reinsurer shall be liable for its proportionate share of expense in addition to their limit of liability under this Contract. However, if the original Policy limit includes expenses within the Policy limit, the Reinsurer shall be liable for its proportionate share of those expenses within their limit of liability under this Contract.

D.	The Reinsurer shall pay its proportionate share of Extra Contractual Obligations and/or Excess of Original Policy Limits Loss in addition to their limit of liability under this Contract but limited to one additional Policy Limit each Risk, each and every Incident, Accident, Occurrence as original.

E.	The Company and the Reinsurer shall have the joint benefit of facultative reinsurance purchased by the Company, and the Reinsurer’s proportion of the cost of such reinsurance shall be deducted from its share of the premium on the Business Covered hereunder.

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ARTICLE 8

EXTRA CONTRACTUAL OBLIGATIONS AND EXCESS OF ORIGINAL POLICY LIMITS LIABILITY

A.	This Contract shall cover Extra Contractual Obligations. “Extra Contractual Obligations” shall be defined as those Liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

B.	This contract shall cover Loss in Excess of Policy Limits. “Loss in Excess of Policy Limits” shall be defined as loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by it to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

C.	An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss.

D.	For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “loss” shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy.

E.	Loss adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense.

F.	Notwithstanding anything stated herein, the Contract shall not apply to any extra contractual obligation incurred by the Company as a result of any final legal adjudication of fraudulent and/or criminal act(s) by any officer or director of the Company acting individually, or party involved in the presentation, or defense of settlement of any claim covered hereunder.

G.	In no event shall coverage be provided to the extent not permitted under law.

ARTICLE 9

LOSS SETTLEMENTS

All loss settlements made by the Company shall be binding upon the Reinsurer, and the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract.

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ARTICLE 10

PREMIUM

A.	The Company shall pay to the Reinsurer its proportionate share of the Company’s Original Gross Net Written Premiums during the period of this contract and covered hereunder.

B.	The Reinsurer shall allow the Company a ceding commission of 27% of ceded Original Gross Net Written Premium. On all return premiums the Company shall allow a ceding commission to the Reinsurer at the same rate.

C.	Original Gross Net Written Premium shall be for limits ceded hereunder, less a ceding commission allowance of 27%, which includes original brokerage or agent’s commission, premium taxes, board and bureau fees, engineering/loss control and quality assurance expenses, unallocated claims expenses, corporate overhead and all other production and underwriting costs, excluding Federal Excise Tax and other reinsurance expenses.

ARTICLE 11

REPORTS AND REMITTANCES

A.	The Company shall furnish the Reinsurer with monthly reports for ceded premiums written and ceded losses paid, which shall be settled net by the Company within 60 days of the close of that month. Notation of the unearned premium reserve and outstanding loss reserve shall be included with the monthly report. Amounts due to the Company shall be paid by the Reinsurer within 30 days of receipt of the report.

Monthly reports shall include the following information, and shall be prepared separately for each Contract year:

1.	Ceded Original Gross Net Written Premium, itemized by Policy including Policy period, limit and named insured;

2.	Ceded Unearned Original Gross Net Written Premium – reported on a quarterly basis;

3.	Ceding Commission;

4.	Ceded Paid Losses and Loss adjustment Expense itemized by loss;

5.	Ceded Outstanding Losses itemized by loss;

If the balance of item 2 less 3 less 4 is owed to the Reinsurer, the Company shall remit payment with the account. Should the balance be owed to the Company, the Reinsurer shall pay such amount within 15 days of receipt of the account.

Annually, the Company shall furnish the Reinsurer with such information as the Reinsurer may require to complete its Annual Convention Statement.

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B.	The Company shall provide individual loss reports as soon as practicable on all claims where the Company has established gross case reserves, including those for loss expense, equal to or greater than $100,000. Furthermore, complete details shall be provided on all claims which meet any of the following conditions:

Brain injuries resulting in impairment of physical functions;
Spinal injuries resulting in partial or total paralysis of upper or lower extremities;
Amputations or permanent loss of use of upper or lower extremities;
Severe burn cases;
Fatalities; and
Loss of sight or hearing.

B.	Such individual loss reports must include Policy information, limits, loss date, effective date, insured claimants, injury details, facts, reserves and plans for disposition. Updates shall be provided as appropriate, but at least annually.

ARTICLE 12

ORIGINAL CONDITIONS

In determining the liability of the Reinsurer to the Company, this Contract shall be subject in all respects to all the general and special stipulations, clauses, waivers, and endorsements of the policies to which this Contract applies. This Article is incorporated in this Contract solely for the purpose of determining the liability of the Reinsurer to the Company, and is not intended under any circumstances, to give a direct right of action against the Reinsurer to anyone other than the Company except as provided in the Insolvency Article. In the event the terms of a subject policy are modified by judgment or settlement, or amended by an legislative, regulatory, or judicial body, the Reinsurer’s liability shall follow the policy language as modified or amended, it being the intent of this Contract that the Reinsurer shall follow the fortunes of the Company on the policies to which this Contract applies.

ARTICLE 13

CURRENCY

A.	Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars.

B.	For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books.

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ARTICLE 14

TAXES

A.	In consideration of the terms under which the Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than Income or Profits Tax returns, to any state or territory of the United States of America or to the District of Columbia.

B.	1.	Federal Excise Tax applies only to those Subscribing Reinsurers, excepting Underwriters at Lloyd’s, London and other Subscribing Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

	2.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

	3.	In the event of any return of premium becoming due hereunder, the Reinsurer shall deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

ARTICLE 15

ACCESS TO RECORDS

The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to business reinsured under this Contract during regular business hours after giving five working days prior notice. This right shall be exercisable during the term of this Contract or after the expiration of this Contract. Notwithstanding the above, the Reinsurer shall not have any right of access to the Records of the Company if it is not current in all undisputed payments due the Company and the Company shall have no right to reimbursement under this Contract if it fails or refuses to provide the access required by this Article other than by reason of the Reinsurers’ failure to pay. The Reinsurer shall keep confidential all information and reports derived from the Records of the Company to which it has received access and shall not publish or communicate that information or report(s) to any other person or reinsurers without the Company’s express prior written consent, except under the following circumstances: when required by retrocessionaires; when the Reinsurer is subject to a lawful subpoena or other duly issued order of a court or other regulatory or governmental authority, after giving notice to the Company and allowing the Company to take appropriate protective measures; or when required by auditors, legal counsel, and/or arbitrators involved in any arbitration procedures under this Contract.

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ARTICLE 16

INDEMNIFICATION AND ERRORS AND OMISSIONS

A.	The Reinsurer is reinsuring, to the amount herein provided, the obligations of the Company under any original insurance. The Company shall be the sole judge as to:

1.	what shall constitute a claim or loss covered under any original insurance or reinsurance written by the Company;

2.	the Company’s liability thereunder;

3.	the amount or amounts that it shall be proper for the Company to pay thereunder.

B.	The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any original insurance subject to the terms and conditions of this Contract.

C.	Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay has not been made, provided such error, omission or delay is rectified immediately upon discovery.

ARTICLE 17

INSOLVENCY

A.	In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at their own expense, in the proceeding where such claim is to be adjudicated any defense of defenses that they may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

B.	Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Contract as though such expense had been incurred by the Company.

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C.	As to all reinsurance made, ceded, renewed or otherwise becoming effective under this Contract, the reinsurance shall be payable as set forth above by the Reinsurer to the Company or to its liquidator, receiver, conservator or statutory successor, (except as provided by Sections 4118(a)(1)(A) and 1114(c) of the New York Insurance Law) or except (1) where the Contract specifically provides another payee in the event of the insolvency of the Company, or (2) where the Reinsurer, with the consent of the direct insured or insureds, have assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees. Then, and in that event only, the Company, with the prior approval of the certificate of assumption on New York risks by the Superintendent of Insurance of the State of New York, is entirely released from its obligation and the Reinsurer pays any loss directly to payees under such policy.

ARTICLE 18

SERVICE OF SUIT

A.	This article applies only to those Reinsurers not domiciled in the United States of America, and/or not authorized in any state, territory and/or district of the United States of America where authorization is required by insurance regulatory authorities.

B.	In the event of the failure of a Reinsurer to pay any amount claimed to be due under this Contract, the Reinsurer, at the request of the Company, shall submit to the jurisdiction of any court of competent jurisdiction within the United States of America and shall comply with all requirements necessary to give such court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such court. Nothing in this clause constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States of America, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States of America or of any state in the United States of America.

C.	Service of process is such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829 (hereinafter, “agent for service of process”), and in any suit instituted against the Reinsurer(s) upon this Contract, the Reinsurer(s) shall abide by the final decision of such court or of any appellate court in the event of an appeal.

D.	The above named are authorized and directed to accept service of process on behalf of the Reinsurer(s) in any such suit and/or upon the request of the Company to give a written undertaking to the Company that the agent for service of process shall enter a general appearance on behalf of the Reinsurer(s) in the event such a suit shall be instituted.

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E.	Further, pursuant to any statute of any state, territory or district of the United States of America that makes provision therefor, the Reinsurer(s) hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising our of this Contract and hereby designates the agent for service of process as the firm to whom the said officer is authorized to mail such process or a true copy thereof.

ARTICLE 19

ARBITRATION

A.	Any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested.

B.	One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days prior notice by certified or registered mail or its intention to do so, may appoint the second arbitrator.

C.	If the two arbitrators do not agree on a third arbitrator with 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures of the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS) in effect on the date of selection, for selecting the third arbitrator. The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If an arbitrator dies, becomes disabled or otherwise can no longer serve, a substitute arbitrator shall be selected using the same method used in selecting the departed arbitrator and the proceeding shall continue.

D.	Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings.

E.	The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. The arbitration shall take place in New York, New York, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

F.	The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof.

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G.	Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including, but not limited to attorneys’ fees, to the extent permitted by law.

ARTICLE 20

MODE OF EXECUTION

A.	This Contract may be executed by:

1.	An original written ink signature of paper documents.

2.	An exchange of facsimile copies showing the original written ink signature of paper documents.

3.	Electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated.

B.	The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of the Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

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IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative(s) this 4th day of November in the year of 2003.

PHILADELPHIA INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

PHILADELPHIA INDEMNITY INSURANCE COMPANY
Bala Cynwyd, Pennsylvania

MOBILE USA INSURANCE COMPANY, INC.
Pinellas Park, Florida

LIBERTY AMERICAN INSURANCE COMPANY
Pinellas Park, Florida

And any additional company established or acquired by the Company

Christopher J. Maguire

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NUCLEAR ENERGY LIABILITY EXCLUSION ENDORSEMENT

(Broad Form)

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

H.	This insurance does not apply to, and we have no obligation to pay for, investigate, settle or defend, any claim or “suit” for:

A.	“Bodily injury” or “property damage” under any Liability Coverage:

(1)	With respect to which an “insured” under the policy is also an “insured” under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters, Nuclear Insurance Association of Canada or any of their successors, or would be an “insured” under any such policy but for its termination upon exhaustion of its limit of liability; or

(2)	Resulting from the “hazardous properties” of “nuclear material” and with respect to which (a) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (b) the “insured” is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, with any person or organization.

B.	“Bodily injury” or “property damage”, under any Liability Coverage, resulting from “hazardous properties” of “nuclear material”, if:

(1)	The “nuclear material” (a) is at any “nuclear facility” owned by, or operated by or on behalf of, an “insured” or (b) has been discharged or dispersed therefrom;

(2)	The “nuclear material” is contained in “spent fuel” or “waste” at any time possessed, handled, used, processed, stored, transported or disposed of, by or on behalf of an “insured”, or

(3)	The “bodily injury” or “property damage” arises out of the furnishing by an “insured” of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any “nuclear facility”, but if such facility is located within the United States of America, its territories or possessions or Canada, the Exclusion (3) applies only to “property damage” to such “nuclear facility” and any property thereat.

Includes Copyright material from Insurance Services Office With Its Permission.

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As used in the endorsement:

“Hazardous properties” includes radioactive, toxic or explosive properties.

“Nuclear material” means “source material”, “Special nuclear material” or “by-product material”.

“Source material”, “special nuclear material”, and “by-product material” have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof.

“Spent fuel” means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a “nuclear reactor”.

“Waste” means any waste material (a) containing “by-product material” other than the tailings or wastes produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its “source material” content, and (b) resulting from the operation by any person or organization of any “nuclear facility” included under the first two paragraphs of the definition of “nuclear facility”.

“Nuclear facility” means:

(a)	Any “nuclear reactor”;

(b)	Any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing “spent fuel”, or (3) handling, processing or packaging “waste”;

(c)	Any equipment or device used for the processing, fabricating or alloying of “special nuclear material” if at any time the total amount of such material in the custody of the “insured” at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235;

(d)	Any structure, basin, excavation, premises or place prepared or used for the storage or disposal of “waste”;

And includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations.

“Nuclear reactor” means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material.

“Property damage” includes all forms of radioactive contamination of property.

All other terms and conditions of this policy shall remain the same.

This endorsement is effective on the inception date of this policy unless otherwise stated herein.

Includes Copyright material from Insurance Services Office With Its Permission.

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